UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF l934
ArcSight, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	52-2241535

(State of incorporation or organization)	(IRS Employer Identification No.)

5 Results Way
Cupertino, California	95014

(Address of principal executive offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.00001 par value	The NASDAQ Stock Market LLC

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-145974.
     Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

(Title of Class)

Item 1.     Description of Registrant’s Securities to be Registered.

     ArcSight, Inc. (the “Registrant”) incorporates by reference the description of its common stock to be registered hereunder that is contained under the section “Description of Capital Stock” as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-145974) as originally filed with the Securities and Exchange Commission on September 11, 2007, as subsequently amended (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, which prospectus will constitute a part of the Registrant’s Form S-1.

Item 2.     Exhibits.

     In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCSIGHT, INC.
Dated: January 18, 2008	By:	/s/ Stewart Grierson
Stewart Grierson
Chief Financial Officer